Exhibit No. 12
American Sports History Incorporated
Form 10-KSB
File No. 33-55254-46

                      EMPLOYMENT AGREEMENT

          AGREEMENT, dated as of December 31, 1999, by and between AMERICAN SPORTS HISTORY INCORPORATED, a Nevada corporation, (the "Company"), and VINCENT M. NERLINO, residing at 18-1 Heritage Dr., Chatham, New Jersey, 07928 ("Executive").

                      W I T N E S S E T H:

          WHEREAS, the Company presently employees Executive pursuant to the terms of the Employment Agreement, dated January
1, 1996 (the "1996 Agreement"), by and between the Company and
Executive;

          WHEREAS, the Company and Executive wish to terminate the 1996 Agreement, enter into certain other arrangements regarding shares owned by Executive in the Company's common stock, par value $.01 per share (the "Common Stock"), and options granted to Executive in shares of the Common Stock and outstanding compensation owed to Executive by the Company; and

          WHEREAS, the Company wishes to continue to avail itself of the advice and services of Executive, and Executive wishes to continue to be employed by the Company;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the parties agree as follows:

1.             Termination of 1996 Agreement, Return of Shares,
Cancellation of Debt/Issuance of Note and Stock Options.

1.1 Termination of 1996 Agreement. Effective as of the date hereof (the "Effective Date"), the 1996 Agreement is hereby terminated and of no further force and effect.

1.2 Return of Stock. Executive agrees to return to the Company his stock certificates evidencing Executive's ownership of 1 million shares of the Common Stock on the Effective Date, together with such instruments of transfer and such other documents as the Company may reasonably request to evidence such return. Such shares shall be canceled by the Company and returned to authorized but unissued shares of the Common Stock.

1.3 Cancellation of Debt/Issuance of Note. Of the $566,892 in amounts owed to Executive by the Company on September 30, 1999, $316,892 is hereby canceled and the remaining $250,000 shall be evidenced by a note in the form attached hereto as Exhibit A.

1.4 Stock Options. The Company and Executive acknowledge that under the Company's 1998 Stock Incentive Plan, the Company granted to Executive options permitting Executive to purchase 1.2 million shares of the Common Stock. Any other options or warrants to purchase the Common Stock of the Company granted or purported to be granted to Executive,

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including the
options granted under the Company's 1996 Stock Option Plan (the
"1996 Stock Option Plan"), are canceled and of no force and effect.

1.5            Release.   Except as otherwise provided in this
Agreement, Executive releases and discharges the Company from all actions, causes of action, obligations, liabilities, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or equity (collectively, "Claims"), which Executive ever had, now has or hereafter can, shall or may have against the Company for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date hereof whether or not he now knows of such Claims, including, without limitation, any Claims under the 1996 Agreement and the 1996 Stock Option Plan. Without limiting the foregoing, it is understood and agreed that the effect of this release is not limited by any territorial limitation of any kind and applies in all jurisdictions whatsoever.

2.             Employment and Term.

2.1 Employment. Subject to the terms and conditions of this Agreement, the Company agrees to employ Executive, and Executive agrees to serve the Company, as an Chairman of the Board. Subject to the supervision and direction of the Chief Executive Officer ("CEO"), Executive shall assist in the management of the day-to-day operations of the Company.
Executive shall also carry out such other duties and responsibilities as pertain to his position or as shall otherwise be agreed from time to time by Executive and the CEO. Executive shall report to the CEO.

2.2            Term.   The term of this Agreement (the "Term")
shall commence on the Effective Date and shall continue through the third anniversary of such date.

2.3 Policies. The Company shall advise Executive of its general corporate policies and procedures as to travel, entertainment and other expenses and accounting and internal controls, and Executive shall comply with such policies.

3.             Compensation.

3.1 Salary. During the Term, the Company shall pay to Executive, in equal installments in accordance with the Company's policies, a salary of $90,000 per annum as Chairman of the Board. Until such time as the Company is able to raise sufficient funds to permit the payment of salaries in cash to all officers of the Company, the Company shall be permitted to make salary payments to Executive in the Common Stock on the same basis as it makes salary payments to other similarly situated executives employed by the Company.

3.2 Health, Dental and Disability Insurance. At such time as health insurance is available to other executives employed by the Company, Executive and his family, to the extent that Executive and each family member is eligible under the applicable plan or policy, shall be provided with health and/or dental insurance, as the case may be, comparable to that maintained by the Company for its executives generally. Until such time, it shall be Executive's responsibility to provide health coverage for him and his family.

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3.3            Expense Reimbursement.  Executive shall be
required to obtain specific approval of his expenditures for travel, entertainment and lodging from the CEO. Subject to the foregoing, Executive shall be entitled to reimbursement for normal and reasonable travel, entertainment and other expenses which are incurred by him in the performance of his duties consistent with the Company's expense policies and procedures. The Company shall pay or reimburse Executive for such expenses upon presentation, within a reasonable time after such expenses are incurred, of an itemized account of such expenses, together with such vouchers or receipts for individual expense items as the Company may from time to time require under its normal policies and procedures.

3.4 Time Off. Executive shall be entitled to [__] paid work days per year to be used in accordance with the policies of the Company then in effect.

4.             Termination for Certain Causes.

4.1 Termination for Cause. In the event of Executive's (i) continuing gross neglect (after written warning) or willful misconduct in the performance of his duties, (ii) breach of any provision of Sections 5 or 6, (iii) conviction for a felony (iv) drunkenness or illegal use of drugs which interferes with the performance of his duties under this Agreement and which continues after written warning, or (v) performance is determined to be unacceptable or incompatible with Company goals and objectives, this Agreement and Executive's employment may be terminated by the Company without prior notice; provided, that, in the case of termination pursuant to clause
(v), the Company shall provide Executive with 60 days' prior written notice outlining Executive's performance deficiencies. If, within such 60 day period, Executive's performance fails to substantially correct the deficiencies outlined in such notice, to the satisfaction of the Company, the Company may, on such 60th day, terminate Executive's employment hereunder.

4.2 Termination Without Cause. This Agreement may be terminated without cause by the Company in the Company's sole discretion. Such termination shall require at least 180 days' prior written notice to Executive. In the event of termination by the Company pursuant to this Section 4.2, the Executive will immediately be relieved of all duties and responsibilities; provided, that, Company shall pay to Executive the compensation specified in Section 3.1 for the 180 day period immediately following the delivery of such notice.

4.3 Termination on Account of Death or Disability. If Executive, due to physical or mental disability or incapacity, is unable substantially to perform his duties hereunder for a period of 90 consecutive days or more, the Company shall have the right to terminate Executive's employment hereunder on 30 days' prior written notice. If Executive is able to and recommences rendering services and performing his duties hereunder within such 30day notice period, such notice shall be vitiated. In addition, in the event of Executive's death or disability,

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Executive or his personal representatives shall be entitled to receive all earned but unpaid compensation through the date of termination of his employment.

5.             NonCompetition.

          (a) Executive agrees, for the Non-Competition Period (as defined in Section 5(b)), that he shall not, in the States of New Jersey and New York and in any other area in the United
States in which the Company conducts its business, during the Non-Competition Period (or for such lesser area or such lesser period as may be determined by a court of competent jurisdiction to be a reasonable limitation on the competitive activity of Executive), directly or indirectly:

                    (i)  engage, for or on behalf of himself or
               any person or entity other than the Company in the business of the Company as conducted during the Non-Competition Period (the "Business");

                    (ii) solicit or attempt to solicit business
               for services offered by the Company from any parties who are clients of the Company during the Non-Competition Period or to whom the Company makes proposals for services during the Non-Competition Period;

                    (iii)     otherwise divert or attempt to
               divert from the Company any business involving the Business during the Non-Competition Period;

                    (iv) solicit or attempt to solicit for any
               business endeavor any employee of the Company; or

                    (v) render any services as a joint venturer, partner, consultant or otherwise to, or have any interest as a stockholder, partner, member, lender or otherwise in, any person or entity which is engaged in activities which, if performed by Executive, would violate this Section 5.

The foregoing shall not prevent Executive from purchasing or owning (i) up to 5% of the voting securities of any corporation, the securities of which are publicly-traded, or (ii) any interest in any entity which is not also engaged in the Business. Executive shall, during the Term, direct any business opportunities relating to the Business that may come to his attention to the Company. References to the Company in this
Section 5 shall also be deemed to refer to their respective divisions and subsidiaries.

          (b)  For the purposes of this Agreement, the "Non-
Competition Period" means, from the Effective Date until the fifth anniversary of such date.

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6.             Confidentiality.

6.1 General. At all times after the date hereof, Executive shall not, in any capacity other than as an employee of the Company, disclose or use any information respecting the Company or its respective businesses and affairs that is treated as confidential by the Company; provided, however, that such obligation shall not apply to any information (i)to the extent that it is or becomes part of public or industry knowledge from authorized sources other than Executive or (ii)which Executive is required by law to disclose (but only to the extent required to be so disclosed).

6.2 Return of Materials. On the termination of his employment by the Company for any reason, Executive shall promptly deliver to the Company all material of a confidential nature (whether or not marked as such), including, without limitation, budgets, financial statements or projections, drawings, manuals, letters, notes, notebooks, reports and customer and suppliers lists, and all copies or summaries thereof, relating to the Company's business or affairs which are in Executive's possession or control.

6.3            Remedies and Survival.   Because the Company would
not have an adequate remedy at law to protect their businesses from any breach of the provisions of Sections 5 or 6, the Company shall be entitled, in the event of such a breach or threatened breach thereof by Executive, to injunctive relief, in addition to such other remedies and relief that would be available to the Company. In the event of such a breach, in addition to any other remedies, the Company shall be entitled to receive from Executive payment of, or reimbursement for, its reasonable attorneys' fees and disbursements incurred in successfully enforcing any such provision; provided, that Executive shall be entitled to receive from the Company payment of, or reimbursement for, his reasonable attorneys' fees and disbursements incurred in any proceeding commenced by the Company pursuant to this Section 7 in which the Company is not successful. The provisions of Sections 5 and 6 and of this Section 7 shall survive any termination of this Agreement.

7.             Arbitration.

7.1 General. Any controversy or claim arising out of or relating to this Agreement shall be finally resolved by arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association; provided, however, that this
Section 8.1 shall not in any way affect the right of the Company to seek injunctive relief or any other remedies pursuant to
Section 7. Any such arbitration shall take place in New York, New York, before three arbitrators, one of which shall be appointed by the Company, one by Executive and the third by the arbitrators so appointed; provided, however, that the parties may by mutual agreement designate a single arbitrator. The parties further agree that (i)the arbitrators shall be empowered to include arbitration costs and attorney fees in the award to the prevailing party in such proceedings and (ii)the award in such proceedings shall be final and binding on the parties. The

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arbitrators shall apply the law of the State of New York,
exclusive of conflict of laws principles, to any dispute. Judgment on the arbitrators' award may be entered in any court having the requisite jurisdiction. Nothing in this Agreement shall require the arbitration of disputes between the parties that arise from actions, suits or proceedings instituted by third parties.

7.2 Consent to Jurisdiction; Service of Process. Each party irrevocably submits to the jurisdiction and venue of the arbitration described in Section 8.1 and to the jurisdiction and venue of the federal and state courts sitting in New York County, New York, for the enforcement of any judgment on the arbitrators' award, and waives any objection it may have with respect to the jurisdiction of such arbitrations or courts or the inconvenience of such forums or venues. The Company appoints Salans Hertzfeld Heilbronn Christy & Viener, 620 Fifth Avenue, New York, New York 10020, Attention: Jeffrey Schweon, Esq., and Executive appoints _______________________________________________________,
Attention: ___________, as their respective attorneys-in-fact and authorized agents solely to receive on their behalf, service of any demands for, or any notice with respect to, arbitration hereunder or any service of process. Service on either of such attorneys-in-fact may be made by registered or certified mail or by personal delivery, in any case return receipt requested, and shall be effective as service on the Company or Executive, as the case may be. Nothing herein shall be deemed to affect any right to serve any such demand, notice or process in any other manner permitted under applicable law.

8. Entire Agreement; Amendments; No Waivers. This Agreement sets forth the entire understanding of the parties with respect to its subject matter and merges and supersedes all prior and contemporaneous understandings of the parties with respect to its subject matter. No provision of this Agreement may be waived or modified, in whole or in part, except by a writing signed by each of the parties. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such or any other provision. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance.

9. Communications. All notices, consents and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or by Federal Express or a similar overnight courier to, (b) five days after being deposited in any United States post office enclosed in a postage prepaid registered or certified mail envelope addressed to, or (c) when successfully transmitted by facsimile (with a confirming copy of such communication to be sent as provided in (a) or (b) above) to, the party for whom intended, at the address or facsimile number for such party set forth below, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein; provided, however, that any notice of change of address or facsimile number shall be effective only upon receipt.

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If to the Company or :        with a copy to:

American Sports History Incorporated    Salans Hertzfeld
Heilbronn Christy & Viener
21 Maple Avenue                    620 Fifth Avenue
Bayshore, New York 11706           New York, New York 10020
Attention: Herbert J. Hefke             Attention: Jeffrey
                         Schweon, Esq.
Fax No.: (516) 665-9231            Fax No.:  (212) 632-5555

If to Executive:

Mr. Vincent M. Nerlino
18-1 Heritage Dr.
Chatham, New Jersey 07928

10. Successors and Assigns. This Agreement shall be binding on, enforceable against and inure to the benefit of, the parties and their respective successors and permitted assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. No party may assign its rights or delegate its obligations under this personal Agreement without the express written consent of the other parties; provided, however, that on the sale or transfer of all or substantially all of the assets and business of the Company to another party, or the merger or consolidation of the Company with another entity, this Agreement shall inure to the benefit of, and be binding on, both Executive and the party purchasing such assets, business and goodwill, or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other party were the Company, without the need for any consent from Executive; provided, further, however, that no such assignment contemplated by the foregoing proviso shall relieve or discharge the Company of any liabilities under this Agreement without the express written agreement of Executive.

11. Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

12. Severability and Savings Clause. If any provision of this Agreement is held to be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected thereby, and such provision shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability. In this regard, the parties agree that the provisions of Section 5, including, without limitation, the scope of the territorial and time restrictions, are reasonable and necessary to protect and preserve the Company's legitimate interests. If the provisions of Section5 are held by a court of competent jurisdiction to be in any respect unreasonable, then such court may reduce the territory or time to which it pertains or otherwise modify such provisions to the extent necessary to render such provisions reasonable and enforceable.

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13.            Counterparts.  This Agreement may be executed in
multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. Construction. Headings used in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References to Sections are to the Sections of this Agreement. As used herein, the singular includes the plural and the masculine, feminine and neuter gender each includes the others where the context so indicates.

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               IN WITNESS WHEREOF, the parties have duly executed
this Agreement as of the date first set forth above.

     AMERICAN SPORTS HISTORY INCORPORATED

     By___ /s/ Herbert J. Hefke____________________________
         Name:  Herbert J. Hefke
         Title:    President & Chief Executive Officer



     _______/s/ Vincent M. Nerlino_________________________
                       Vincent M. Nerlino


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                         PROMISSORY NOTE

$250,000                                          December 31,
1999
                                               New York, New York

          FOR VALUE RECEIVED, AMERICAN SPORTS HISTORY
INCORPORATED, a Nevada corporation ("Maker"), hereby promises to pay to the order of VINCENT M. NERLINO ("Payee"), the principal sum of TWO HUNDRED FIFTY THOUSAND United States Dollars ($250,000) on December 31, 2002. No interest shall be due and payable on the unpaid principal balance of this Note. This Note is the promissory note referred to in Section 1.3 of the Employment Agreement, of even date herewith, between Maker and Payee.

1. Optional Prepayment. Maker shall have the right at any time and from time to time to prepay, in whole or in part, the unpaid principal amount of this Note, without penalty or premium.

2. Waiver. A delay by Payee in exercising a right or remedy with respect to this Note shall not constitute a waiver thereof; a waiver of a default, right or remedy shall not constitute a waiver of a subsequent default, right or remedy; and a single or partial exercise of a right or remedy shall not preclude another or further exercise thereof or the exercise of another right or remedy.

3.             Miscellaneous.

(a) All payments under this Note shall be made to Payee, by certified or official bank check to the order of Payee or by wire transfer to Payee's account as Payee may from time to time direct. If the principal amount payable hereunder becomes due and payable on a Saturday, Sunday or public holiday in the State of New York (a "Business Day"), the due date thereof shall be extended to the next succeeding Business Day.

(b) Maker agrees to pay, and save Payee harmless against, any liability for the payment of any costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, arising in connection with the enforcement by Payee of any of its rights hereunder.

(c) This Note may not be amended or modified except in a writing signed by Payee and Maker. If any provision of this
Note is held to be invalid or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Note shall be unaffected thereby.

(d) Maker may not assign this Note or delegate its obligations hereunder. This Note shall inure to the benefit of Payee and its successors and assigns.

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(e)            This Note in all respects shall be governed by and
construed in accordance with the laws of the State of New York applicable to agreements made and fully to be performed in such State, without giving effect to conflicts of law principles.

(f) Upon receipt of evidence reasonably satisfactory to Maker of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to Maker from Payee or, in the case of mutilation, upon surrender of the mutilated Note, Maker shall make and deliver a new Note of like tenor in lieu of this Note.

               IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed as of the day and year first above written.

                         AMERICAN SPORTS HISTORY INCORPORATED


                         By: /s/ Herbert J.Hefke
                         Name:      Herbert J. Hefke
                         Title:     President & Chief
                                    Executive Officer
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